EXHIBIT 99.1
PRESS RELEASE

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770

FOR IMMEDIATE RELEASE
Contact:
Investor Relations
804.289.9709

Brink’s Reports Improved Third-Quarter Earnings
GAAP EPS $.63 vs. $.44; Non-GAAP $.69 vs. $.58
Latin America Drives Profit Growth in International Operations, North America Profit Declines
Management Raises Full-Year Outlook

RICHMOND, Va., October 24, 2013 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, today reported third-quarter earnings.

Third-Quarter Highlights
GAAP:
•	Revenue up 6% (9% organic growth), EPS $.63 vs. $.44
•	Segment profit up 21% (32% organic increase), margin 8.1% vs. 7.2%
•	International profit up 36% (49% organic increase), margin 10.5% vs. 8.4%
•	North America profit down 92%, margin 0.3% vs. 3.5%

Non-GAAP:
•	Revenue up 6% (9% organic growth), EPS $.69 vs. $.58
•	Segment profit up 32% (44% organic increase), margin 8.5% vs. 6.8%
•	International profit up 51% (65% organic increase), margin 10.6% vs. 7.6%
•	North America profit down 66%, margin 1.5% vs. 4.5%

Tom Schievelbein, chairman, president and chief executive officer, said:  “The improvement in third-quarter results reflects strong performance from international operations, driven primarily by profit growth in Venezuela, which more than offset a profit decline in North America.  Our year-to-date non-GAAP segment margin rate is 6.6%, and our full-year margin guidance has been increased to a range of 6.5% to 7%.  We remain on track to achieve full-year organic revenue growth of 5% to 8%.  Our preliminary outlook for 2014 calls for similar organic revenue growth and a non-GAAP segment margin of about 7%.”

Summary Reconciliation of Third-Quarter GAAP to Non-GAAP EPS*
	Third Quarter		Nine Months
	2013	2012	2013	2012
GAAP EPS	$0.63	$0.44	$0.98	$1.62
Exclude Venezuela net monetary asset remeasurement losses	-	-	0.17	-
Exclude U.S. retirement plan expenses	0.16	0.17	0.48	0.53
Exclude employee benefit settlement and severance losses	0.01	0.03	0.02	0.05
Exclude gains and losses on acquisitions and dispositions	(0.02)	(0.06)	(0.04)	(0.10)
Exclude tax benefit from change in retiree health care funding strategy	-	-	-	(0.43)
Adjust quarterly tax rate to full-year average rate	(0.10)	0.01	(0.13)	0.08
Non-GAAP EPS	$0.69	$0.58	$1.48	$1.74

Summary of Third-Quarter Results*
	Third Quarter			Nine Months
(In millions, except for per share amounts)	2013	2012	% Change	2013	2012	% Change

GAAP
Revenues	$1,003	945	6%	$2,960	2,811	5%
Segment operating profit(a)	82	68	21	172	194	(11)
Non-segment expense	(21)	(22)	(6)	(59)	(68)	(12)
Operating profit	61	46	33	112	126	(11)
Income from continuing operations(b)	31	21	46	48	79	(39)
Diluted EPS from continuing operations(b)	0.63	0.44	43	0.98	1.62	(40)

Non-GAAP
Revenues	$1,003	945	6%	$2,960	2,811	5%
Segment operating profit(a)	85	65	32	195	196	-
Non-segment expense	(11)	(10)	9	(30)	(32)	(4)
Operating profit	74	54	36	165	164	-
Income from continuing operations(b)	34	28	20	73	85	(14)
Diluted EPS from continuing operations(b)	0.69	0.58	19	1.48	1.74	(15)

(a)	Segment operating profit is a non-GAAP measure. Disclosure of segment operating profit enables investors to assess operating performance excluding non-segment income and expense.
(b)	Amounts reported are attributable to shareholders of The Brink’s Company and exclude earnings related to noncontrolling interests.

*Non-GAAP results are reconciled to the applicable GAAP results on pages 10-12.  Amounts may not add due to rounding.

The Brink’s Company and subsidiaries
Third Quarter 2013 vs. 2012 (Unaudited)
(In millions)

Segment Results – GAAP

			Acquisitions /
		Organic	Dispositions	Currency		% Change
	3Q '12	Change	(a)	(b)	3Q '13	Total	Organic
Revenues:
Latin America	$385	76	4	(41)	424	10	20
EMEA	286	2	-	13	301	5	1
Asia Pacific	39	7	-	(2)	44	11	17
International	710	85	4	(31)	769	8	12
North America	235	2	-	(3)	235	-	1
Total	$945	87	4	(33)	1,003	6	9
Operating profit:
International	$59	29	1	(8)	81	36	49
North America	8	(7)	-	-	1	(92)	(89)
Segment operating profit	68	22	1	(8)	82	21	32
Non-segment	(22)	-	1	-	(21)	(6)	(1)
Total	$46	22	2	(8)	61	33	48

Segment operating margin:
International	8.4%				10.5%
North America	3.5%				0.3%
Segment operating margin	7.2%				8.1%

Segment Results – Non-GAAP*

			Acquisitions /
		Organic	Dispositions	Currency		% Change
	3Q '12	Change	(a)	(b)	3Q '13	Total	Organic
Revenues:
Latin America	$385	76	4	(41)	424	10	20
EMEA	286	2	-	13	301	5	1
Asia Pacific	39	7	-	(2)	44	11	17
International	710	85	4	(31)	769	8	12
North America	235	2	-	(3)	235	-	1
Total	$945	87	4	(33)	1,003	6	9
Operating profit:
International	$54	35	1	(8)	82	51	65
North America	11	(7)	-	-	4	(66)	(64)
Segment operating profit	65	28	1	(8)	85	32	44
Non-segment	(10)	(1)	-	-	(11)	9	9
Total	$54	27	1	(8)	74	36	50

Segment operating margin:
International	7.6%				10.6%
North America	4.5%				1.5%
Segment operating margin	6.8%				8.5%

(a)	Includes operating results and gains/losses on acquisitions, sales and exits of businesses.
(b)
The “Currency” amount in the table is the summation of the monthly currency changes, plus (minus) the U.S. dollar amount of remeasurement currency gains (losses) of bolivar fuerte-denominated net monetary assets recorded under highly inflationary accounting rules related to the Venezuelan operations.  The monthly currency change is equal to the Revenue or Operating Profit for the month in local currency, on a country-by-country basis, multiplied by the difference in rates used to translate the current period amounts to U.S. dollars versus the translation rates used in the year-ago month.  The functional currency in Venezuela is the U.S. dollar under highly inflationary accounting rules.  Remeasurement gains and losses under these rules are recorded in U.S. dollars but these gains and losses are not recorded in local currency.  Local currency Revenue and Operating Profit used in the calculation of monthly currency change for Venezuela have been derived from the U.S. dollar results of the Venezuelan operations under U.S. GAAP (excluding remeasurement gains and losses) using current period currency exchange rates.

*Non-GAAP results are reconciled to the applicable GAAP results on pages 10-12.  Amounts may not add due to rounding.

The Brink’s Company and subsidiaries
    Year-to-Date September 2013 vs. 2012 (Unaudited)
(In millions)

Segment Results – GAAP

			Acquisitions /
		Organic	Dispositions	Currency		% Change
	YTD '12	Change	(a)	(b)	YTD '13	Total	Organic
Revenues:
Latin America	$1,147	177	11	(85)	1,250	9	15
EMEA	840	17	-	16	872	4	2
Asia Pacific	115	18	-	(5)	129	12	16
International	2,103	211	11	(74)	2,252	7	10
North America	709	4	-	(4)	709	-	1
Total	$2,811	215	11	(77)	2,960	5	8
Operating profit:
International	$168	23	2	(27)	167	(1)	14
North America	26	(20)	-	-	5	(80)	(79)
Segment operating profit	194	3	2	(27)	172	(11)	2
Non-segment	(68)	7	1	-	(59)	(12)	(11)
Total	$126	10	3	(27)	112	(11)	8

Segment operating margin:
International	8.0%				7.4%
North America	3.6%				0.7%
Segment operating margin	6.9%				5.8%

Segment Results – Non-GAAP*

			Acquisitions /
		Organic	Dispositions	Currency		% Change
	YTD '12	Change	(a)	(b)	YTD '13	Total	Organic
Revenues:
Latin America	$1,147	177	11	(85)	1,250	9	15
EMEA	840	17	-	16	872	4	2
Asia Pacific	115	18	-	(5)	129	12	16
International	2,103	211	11	(74)	2,252	7	10
North America	709	4	-	(4)	709	-	1
Total	$2,811	215	11	(77)	2,960	5	8
Operating profit:
International	$164	29	2	(13)	182	11	18
North America	32	(18)	-	-	14	(57)	(56)
Segment operating profit	196	11	2	(13)	195	-	6
Non-segment	(32)	1	-	-	(30)	(4)	(4)
Total	$164	12	2	(13)	165	-	8

Segment operating margin:
International	7.8%				8.1%
North America	4.5%				1.9%
Segment operating margin	7.0%				6.6%

Amounts may not add due to rounding. See page 3 for footnote explanations.

Non-Segment Expenses
Non-segment expenses (GAAP) declined slightly from $22 million to $21 million due to an acquisition gain ($1 million) recognized in 2013 and lower U.S. retirement plan costs ($1 million).  On a non-GAAP basis, these expenses increased from $10 million to $11 million due to higher general and administrative costs.

Capital Expenditures and Capital Leases
Year-to-date capital expenditures and capital lease additions were $126 million versus $129 million in 2012.  Full-year fixed asset acquisitions are expected to be approximately $205 million versus $202 million in 2012.

Income Taxes
On a GAAP basis, the third-quarter tax expense was $16 million in both 2013 and the year-ago quarter (effective rate of 28% in 2013 versus 37% in 2012).  The lower rate in this year’s quarter reflects the removal of a previously forecasted additional Venezuela devaluation amount for 2013.  The effective GAAP tax rate for 2013 is expected to be between 35% and 38%.
Non-GAAP earnings for the third quarter reflect an effective tax rate of 37.5%, which is the midpoint of the estimated non-GAAP full-year range of 36% to 39%.

Conference Call
        Brink’s will host a conference call on October 24 at 11:00 a.m. Eastern Time to review third-quarter results.  Interested parties can listen by calling (877) 870-4262 (domestic), (412) 317-0790 (international), (855) 669-9675 (Canada) or via live webcast at www.Brinks.com.  Please call in at least five minutes prior to the start of the call.  A replay will be available through November 7, 2013, by calling (877) 344-7529 (domestic) or + (412) 317-0088 (international).  The conference account number is 10035208.  A webcast replay will also be available at www.Brinks.com.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

Non-GAAP Results
Non-GAAP results described in this earnings release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).  The purpose of the non-GAAP results is to report financial information without certain income and expense items and adjust the quarterly non-GAAP tax rates so that the non-GAAP tax rate in each of the quarters is equal to the full-year non-GAAP tax rate.   For 2013, a forecasted full-year tax rate is used.  The full year non-GAAP tax rate in both years excludes certain pretax and tax income and expense amounts.  The non-GAAP information provides information to assist comparability and estimates of future performance.  Brink’s believes these measures are helpful in assessing operations and estimating future results and enable period-to-period comparability of financial performance.  In addition, Brink’s believes the measures will help investors assess the ongoing operations.  Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts.

Forward-Looking Statements
This release contains both historical and forward-looking information.  Words such as “anticipates,” “assumes,” “estimates,” “expects,” “projects,” “predicts,” “intends,” “plans,” “believes,” “potential,” “may,” “should” and similar expressions may identify forward-looking information.  Forward-looking information in this release includes, but is not limited to, anticipated revenue, segment operating profit, segment margin, non-segment expense, interest expense, income tax rate, non-controlling interest expense, capital expenditures, fixed asset acquisitions, capital leases and depreciation and amortization for 2013, anticipated revenue and segment margin for 2014, future devaluation in Venezuela, anticipated results in the Company’s segments and regions, and pending dispositions and related gains.  Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to:
•	continuing market volatility and commodity price fluctuations and their impact on the demand for our services,
•	our ability to continue profit growth in Latin America,
•	our ability to maintain or improve volumes at favorable pricing levels and increase cost efficiencies in the United States and Europe,
•	investments in information technology and value-added services and their impact on revenue and profit growth,
•	our ability to develop and implement solutions for our customers and gain market acceptance of those solutions,
•	our ability to maintain an effective IT infrastructure and safeguard confidential information,
•
risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency devaluations, safety and security issues, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions,

•	the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates,
•	the stability of the Venezuelan economy, changes in Venezuelan policy regarding foreign-owned businesses,
•	changes in currency restrictions and in foreign exchange rates,
•	fluctuations in value of the Venezuelan bolivar fuerte,
•	regulatory and labor issues in many of our global operations, including negotiations with organized labor and the possibility of work stoppages,
•	our ability to identify and execute further cost and operational improvements and efficiencies in our core businesses,
•	our ability to integrate successfully recently acquired companies and improve their operating profit margins,
•	costs related to dispositions and market exits,
•	our ability to identify acquisitions and other strategic opportunities in emerging markets,
•	the willingness of our customers to absorb fuel surcharges and other future price increases,
•	our ability to obtain necessary information technology and other services at favorable pricing levels from third party service providers,
•	variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer,
•
our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, our loss experience, changes in insurance costs,

•	security threats worldwide and losses of customer valuables,
•	costs associated with the purchase and implementation of cash processing and security equipment,
•	employee and environmental liabilities in connection with our former coal operations, black lung claims incidence,
•	the impact of the Patient Protection and Affordable Care Act on black lung liability and the Company’s ongoing operations,
•
changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, interest rates and annual actuarial revaluations, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, mandatory or voluntary pension plan contributions,

•	the nature of our hedging relationships,
•	changes in estimates and assumptions underlying our critical accounting policies,
•	our ability to realize deferred tax assets,
•	the outcome of pending and future claims and litigation,
•	public perception of the Company’s business and reputation,
•	access to the capital and credit markets,
•	seasonality, pricing and other competitive industry factors, and
•	the promulgation and adoption of new accounting standards and interpretations, new government regulations and interpretations of existing regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2012, and in our other public filings with the Securities and Exchange Commission.  The forward-looking information included in this document is representative only as of the date of this document and The Brink’s Company undertakes no obligation to update any information contained in this document

The Brink’s Company and subsidiaries
Outlook Summary (Unaudited)
(In millions)

	GAAP		Non-GAAP
		2013		2013
	2012	Estimate	2012	Estimate
Organic revenue growth
International	11%	8% - 10%	11%	8% - 10%
North America	(2)%	0% - 2%	(2)%	0% - 2%
Total	7%	5% - 8%	7%	5% - 8%

Currency impact on revenue
International	(7)%	(3%) – (5%)	(7)%	(3%) – (5%)
North America	flat	flat	flat	flat
Total	(5)%	(2%) – (4%)	(5)%	(2%) – (4%)

Segment margin
International(a)	8.1%	7.0% - 8.0%	8.0%	8.0% - 9.0%
North America(b)	3.4%	1% - 2%	4.4%	2% - 3%
Total	7.0%	6.0% - 6.5%	7.1%	6.5% - 7.0%

Non-segment expense
General and administrative	$44	43	$44	43
Retirement plans(b)	47	41	-	-
Acquisition gains	(1)	(2)	-	-
Royalty income	(2)	(2)	(2)	(2)
Total	$89	80	$42	41

Effective income tax rate(a)	17%	35% – 38%	36%	36% – 39%

Interest expense	$23	24 – 27	$23	24 – 27

Interest and other income (expense)(c)	$7	1 – 2	$5	1 – 2

Net income attributable to
noncontrolling interests(a)	$21	21 – 24	$19	25 – 28

Fixed assets acquired
Capital expenditures	$184	195	$184	195
Capital leases(d)	18	10	18	10
Total	$202	205	$202	205

Depreciation and amortization	$164	180 – 190	$164	180 – 190

(a)	Remeasurement losses on net monetary assets in Venezuela in 2013 have been excluded from non-GAAP results.
(b)
Costs related to U.S. retirement plans have been excluded from non-GAAP results including $9 million in 2012 and $12 million in 2013 related to North America, and $47 million in 2012 and $41 million in 2013 related to Non-segment.

(c)	$2.4 million of gains on sales of securities have been excluded from 2012’s non-GAAP results.
(d)	Includes capital leases for newly acquired assets only.

Amounts may not add due to rounding.

The Brink’s Company and subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share amounts)

	Third Quarter		Nine Months
	2013	2012	2013	2012

Revenues	$1,003.0	944.9	$2,960.4	2,811.4

Costs and expenses:
Cost of revenues	799.7	764.6	2,415.0	2,281.3
Selling, general and administrative expenses	143.5	143.5	425.7	414.0
Total costs and expenses	943.2	908.1	2,840.7	2,695.3
Other operating income (expense)	1.2	8.9	(7.4)	9.8

Operating profit	61.0	45.7	112.3	125.9

Interest expense	(6.5)	(5.7)	(18.5)	(17.2)
Interest and other income (expense)	0.3	1.5	1.2	6.3
Income from continuing operations before tax	54.8	41.5	95.0	115.0
Provision for income taxes	15.5	15.5	32.0	23.3

Income from continuing operations	39.3	26.0	63.0	91.7

Loss from discontinued operations, net of tax	(7.3)	(7.8)	(31.9)	(17.6)

Net income	32.0	18.2	31.1	74.1

Less net income attributable to noncontrolling interests	(8.2)	(4.7)	(15.2)	(13.1)

Net income attributable to Brink’s	$23.8	13.5	$15.9	61.0

Amounts attributable to Brink’s
Continuing operations	$31.1	21.3	$47.8	78.6
Discontinued operations	(7.3)	(7.8)	(31.9)	(17.6)

Net income attributable to Brink’s	$23.8	13.5	$15.9	61.0

Earnings (loss) per share attributable to Brink’s common shareholders(a)
Basic:
Continuing operations	$0.64	0.44	$0.98	1.63
Discontinued operations	(0.15)	(0.16)	(0.66)	(0.37)
Net income	$0.49	0.28	$0.33	1.26

Diluted:
Continuing operations	$0.63	0.44	$0.98	1.62
Discontinued operations	(0.15)	(0.16)	(0.65)	(0.36)
Net income	$0.49	0.28	$0.32	1.26

Weighted-average shares
Basic	48.7	48.5	48.6	48.4
Diluted	49.0	48.6	48.9	48.6

(a) Earnings per share may not add due to rounding.

The Brink’s Company and subsidiaries
Supplemental Financial Information  (Unaudited)
(In millions)

	Third Quarter		Nine Months
	2013	2012	2013	2012
DISCONTINUED OPERATIONS

Discontinued European operations(a):
Loss from operations(b)	$(3.9)	(8.6)	$(28.3)	(20.1)
Loss on sale	(2.9)	-	(3.6)	-
Adjustments to contingencies of former operations	(0.3)	-	0.9	0.1
Loss from discontinued operations before income taxes	(7.1)	(8.6)	(31.0)	(20.0)
Provision (benefit) for income taxes	0.2	(0.8)	0.9	(2.4)
Loss from discontinued operations, net of tax	$(7.3)	(7.8)	$(31.9)	(17.6)

(a)
Discontinued operations include cash-in-transit operations in Germany, Poland, Turkey, and Hungary, and guarding operations in France, Morocco, and Germany.  Revenues from these European operations were $17.4 million in the three months and $67.8 million in the nine months ended September 30, 2013, and $34.0 million in the three months and $101.5 million in the nine months ended September 30, 2012.  Interest expense included in discontinued operations was $0.1 million in the three months and $0.2 million in the nine months ended September 30, 2013 and $0.1 million in the three months and $0.3 million in the nine months ended September 30, 2012.

(b)
As of September 30, 2013, loss from operations includes $15.9 million of severance expenses which will be required to be paid to terminate certain employees of the German cash-in-transit operations after the sale of the business is completed.  We intend to contribute a portion of the cost to fund the severance payments to the business prior to the execution of the sale transaction.

	Nine Months
SELECTED CASH FLOW INFORMATION	2013	2012

Property and equipment acquired during the period
Capital expenditures
International	$88.4	79.1
North America	35.9	38.2
Capital expenditures	124.3	117.3

Capital leases(a)
International	0.9	2.7
North America	0.7	8.9
Capital leases	1.6	11.6

Total
International	89.3	81.8
North America	36.6	47.1
Total	$125.9	128.9

Depreciation and amortization
International	$83.3	74.3
North America	49.3	47.1
Depreciation and amortization	$132.6	121.4

(a)
Represents the amount of property and equipment acquired using capital leases.  Because these assets are acquired without using cash, the acquisitions are not reflected in the consolidated cash flow statement.  Amounts are provided here to assist in the comparison of assets acquired in the current year versus prior years.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for per share amounts)

	GAAP Basis	Gains and Losses on Acquisitions and Dispositions (a)	Net Monetary Asset Remeasurement Losses in Venezuela (b)	Employee Benefit Settlement Losses (c)	U.S. Retirement Plans (d)	Adjust Income Tax Rate (e)	Non-GAAP Basis

	Third Quarter 2013
Revenues:
Latin America	$423.8	-	-	-	-	-	423.8
EMEA	301.2	-	-	-	-	-	301.2
Asia Pacific	43.5	-	-	-	-	-	43.5
International	768.5	-	-	-	-	-	768.5
North America	234.5	-	-	-	-	-	234.5
Revenues	$1,003.0	-	-	-	-	-	1,003.0

Operating profit:
International	$81.0	-	-	0.8	-	-	81.8
North America	0.7	-	-	-	2.9	-	3.6
Segment operating profit	81.7	-	-	0.8	2.9	-	85.4
Non-segment	(20.7)	(0.9)	-	-	10.3	-	(11.3)
Operating profit	$61.0	(0.9)	-	0.8	13.2	-	74.1

Amounts attributable to Brink’s:
Income from continuing operations	$31.1	(0.9)	-	0.6	7.7	(4.8)	33.7
Diluted EPS – continuing operations	0.63	(0.02)	-	0.01	0.16	(0.10)	0.69

	Nine Months 2013
Revenues:
Latin America	$1,250.3	-	-	-	-	-	1,250.3
EMEA	872.4	-	-	-	-	-	872.4
Asia Pacific	128.9	-	-	-	-	-	128.9
International	2,251.6	-	-	-	-	-	2,251.6
North America	708.8	-	-	-	-	-	708.8
Revenues	$2,960.4	-	-	-	-	-	2,960.4

Operating profit:
International	$166.5	-	13.4	1.6	-	-	181.5
North America	5.1	-	-	-	8.7	-	13.8
Segment operating profit	171.6	-	13.4	1.6	8.7	-	195.3
Non-segment	(59.3)	(2.0)	-	-	31.0	-	(30.3)
Operating profit	$112.3	(2.0)	13.4	1.6	39.7	-	165.0

Amounts attributable to Brink’s:
Income from continuing operations	$47.8	(2.0)	8.4	1.2	23.6	(6.4)	72.6
Diluted EPS – continuing operations	0.98	(0.04)	0.17	0.02	0.48	(0.13)	1.48

(a)	To eliminate:
•
a $1.1 million adjustment in the first quarter of 2013 to the amount of gain recognized on a 2010 business acquisition in Mexico as a result of a favorable adjustment to the purchase price received in the first quarter of 2013.

•	$0.9 million of adjustments in the third quarter of 2013 primarily related to the January 2013 acquisition of Rede Trel in Brazil.
(b)	To eliminate currency exchange losses related to a 16% devaluation of the official exchange rate in Venezuela from 5.3 to 6.3 bolivar fuertes to the U.S. dollar in February 2013.
(c)	To eliminate employee benefit settlement losses in Mexico.
(d)	To eliminate expenses related to U.S. retirement plans.
(e)
To adjust effective income tax rate in the interim period to be equal to the midpoint of the estimated range of the full-year non-GAAP effective income tax rate.  The midpoint of the estimated range of the full-year non-GAAP effective tax rate for 2013 is 37.5%.

Amounts may not add due to rounding.

The Brink’s Company and subsidiaries

Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for per share amounts)

	GAAP Basis	Gains and Losses on Acquisitions and Dispositions (a)	Employee Benefit Settlement and Severance Losses (b)	U.S. Retirement Plans (c)	Tax Benefit on Change in Health Care Funding Strategy (d)	Adjust Income Tax Rate (e)	Non-GAAP Basis

	Third Quarter 2012
Revenues:
Latin America	$385.2	-	-	-	-	-	385.2
EMEA	286.0	-	-	-	-	-	286.0
Asia Pacific	39.1	-	-	-	-	-	39.1
International	710.3	-	-	-	-	-	710.3
North America	234.6	-	-	-	-	-	234.6
Revenues	$944.9	-	-	-	-	-	944.9

Operating profit:
International	$59.4	(7.2)	2.0	-	-	-	54.2
North America	8.3	-	-	2.2	-	-	10.5
Segment operating profit	67.7	(7.2)	2.0	2.2	-	-	64.7
Non-segment	(22.0)	0.1	-	11.5	-	-	(10.4)
Operating profit	$45.7	(7.1)	2.0	13.7	-	-	54.3

Amounts attributable to Brink’s:
Income from continuing operations	$21.3	(3.0)	1.4	8.2	-	0.3	28.2
Diluted EPS – continuing operations	0.44	(0.06)	0.03	0.17	-	0.01	0.58

	Nine Months 2012

Revenues:
Latin America	$1,147.4	-	-	-	-	-	1,147.4
EMEA	840.2	-	-	-	-	-	840.2
Asia Pacific	115.2	-	-	-	-	-	115.2
International	2,102.8	-	-	-	-	-	2,102.8
North America	708.6	-	-	-	-	-	708.6
Revenues	$2,811.4	-	-	-	-	-	2,811.4

Operating profit:
International	$168.0	(7.2)	3.1	-	-	-	163.9
North America	25.5	-	-	6.6	-	-	32.1
Segment operating profit	193.5	(7.2)	3.1	6.6	-	-	196.0
Non-segment	(67.6)	(0.8)	-	36.7	-	-	(31.7)
Operating profit	$125.9	(8.0)	3.1	43.3	-	-	164.3

Amounts attributable to Brink’s:
Income from continuing operations	$78.6	(5.1)	2.2	26.0	(20.9)	3.9	84.7
Diluted EPS – continuing operations	1.62	(0.10)	0.05	0.53	(0.43)	0.08	1.74

See page 12 for footnote explanations.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for per share amounts)

	GAAP Basis	Gains and Losses on Acquisitions and Dispositions (a)	Employee Benefit Settlement and Severance Losses (b)	U.S. Retirement Plans (c)	Tax Benefit on Change in Health Care Funding Strategy (d)	Adjust Income Tax Rate (e)	Non-GAAP Basis

	Full Year 2012
Revenues:
Latin America	$1,579.4	-	-	-	-	-	1,579.4
EMEA	1,125.9	-	-	-	-	-	1,125.9
Asia Pacific	158.9	-	-	-	-	-	158.9
International	2,864.2	-	-	-	-	-	2,864.2
North America	945.4	-	-	-	-	-	945.4
Revenues	$3,809.6	-	-	-	-	-	3,809.6

Operating profit:
International	$233.4	(8.5)	3.9	-	-	-	228.8
North America	32.5	-	-	8.8	-	-	41.3
Segment operating profit	265.9	(8.5)	3.9	8.8	-	-	270.1
Non-segment	(88.9)	(0.8)	-	47.4	-	-	(42.3)
Operating profit	$177.0	(9.3)	3.9	56.2	-	-	227.8

Amounts attributable to Brink’s:
Income from continuing operations	$113.0	(14.0)	2.8	33.8	(21.1)	-	114.5
Diluted EPS – continuing operations	2.32	(0.29)	0.06	0.70	(0.43)	-	2.36

(a)	To eliminate:
•
Gains related to the sale of investments in mutual fund securities ($1.9 million in the first quarter and $0.5 million in the third quarter).  Proceeds from the sales were used to fund the settlement of pension obligations related to our former chief executive officer, and former chief administrative officer.

•
Gains and losses related to business acquisitions and dispositions.  A $0.9 million gain was recognized in the second quarter and a $0.1 million loss was recognized in the third quarter.  In the fourth quarter of 2012, tax expense included a benefit of $7.5 million related to a reduction in an income tax accrual established as part of the 2010 acquisition of subsidiaries in Mexico, and pretax income included a $2.1 million favorable adjustment to the local profit sharing accrual as a result of the change in tax expectation.

•	Third-quarter gain on the sale of real estate in Venezuela ($7.2 million).
(b)
To eliminate employee benefit settlement and acquisition-related severance losses (Mexico and Argentina).  Employee termination benefits in Mexico are accounted for under FASB ASC Topic 715, Compensation – Retirement Benefits.

(c)	To eliminate expenses related to U.S. retirement plans.
(d)	To eliminate tax benefit related to change in retiree health care funding strategy.
(e)	To adjust effective income tax rate in the interim period to be equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate for 2012 was 36.2%.

Amounts may not add due to rounding.

The Brink’s Company and subsidiaries
Other Reconciliations to GAAP (Unaudited)
(In millions)

NON-GAAP CASH FLOWS FROM OPERATING ACTIVITIES – RECONCILED TO U.S. GAAP
	Nine Months
	2013	2012
Cash flows from operating activities – GAAP	$104.4	$129.3
Decrease (increase) in certain customer obligations(a)	4.4	(0.2)
Cash outflows (inflows) related to discontinued operations(b)	10.9	17.7

Cash flows from operating activities – Non-GAAP	$119.7	$146.8

(a)
To eliminate the change in the balance of customer obligations related to cash received and processed in certain of our Cash Management Services operations.  The title to this cash transfers to us for a short period of time.  The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources.

(b)	To eliminate cash flows related to our discontinued operations.

Non-GAAP cash flows from operating activities is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of the non-GAAP cash flows from operating activities is to report financial information excluding the impact of cash received and processed in certain of our secure Cash Management Service operations and without cash flows from discontinued operations.  Brink’s believes these measures are helpful in assessing cash flows from operations, enable period-to-period comparability and are useful in predicting future operating cash flows. Non-GAAP cash flows from operating activities should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our consolidated statements of cash flows.

NET DEBT – RECONCILED TO U.S. GAAP
	September 30,	December 31,
	2013	2012
Debt:
Short-term debt	$76.5	$26.7
Long-term debt	445.7	362.6
Total Debt	522.2	389.3

Less:
Cash and cash equivalents	242.3	201.7
Amounts held by Cash Management Services operations(a)	(37.2)	(44.0)
Cash and cash equivalents available for general corporate purposes	205.1	157.7

Net Debt	$317.1	$231.6

(a)
Title to cash received and processed in certain of our Cash Management Services operations transfers to us for a short period of time.  The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt.

Net Debt is a supplemental financial measure that is not required by, or presented in accordance with GAAP.  We use Net Debt as a measure of our financial leverage.  We believe that investors also may find Net Debt to be helpful in evaluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our consolidated balance sheets.  Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP.  Net Debt excluding cash and debt in Venezuelan operations was $402 million at September 30, 2013, and $280 million at December 31, 2012.

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